EXHIBIT 99.1

CONTACT:
Christopher J. Zyda
Senior Vice President &
   Chief Financial Officer
Phone: (415) 486-2110
Email: czyda@luminentcapital.com

LUMINENT MORTGAGE CAPITAL, INC. ANNOUNCES 4th QUARTER EARNINGS

SAN FRANCISCO, CA January 26, 2004 –Luminent Mortgage Capital, Inc. (NYSE: LUM) today reported net income for the quarter ended December 31, 2003 of $5.4 million or $0.40 diluted earnings per share based on 13,414,260 weighted-average shares outstanding.

     “We are pleased with Luminent’s performance in the fourth quarter. Our high-quality, short-duration portfolio benefited from attractive financing terms, healthy net interest margins and decreasing prepayments,” said Gail Seneca, Chairman and Chief Executive Officer of Luminent. “We believe that if current market conditions continue as in the previous quarter, Luminent will have good investment opportunities, in that we can invest capital at healthy net interest margins, while maintaining our standards of high credit quality and modest interest rate exposure.”

     Luminent declared a fourth quarter dividend of $0.45 per share, payable to stockholders of record on December 11, 2003. This dividend will be paid on January 28, 2004. Based on our December 31, 2003 closing stock price of $14.10, our $0.45 fourth quarter dividend equates to an annualized dividend yield of 12.8%. This historical yield should not be construed as a predictor of our future dividend yield.

     Luminent priced the initial public offering of its shares of common stock on December 18, 2003 and began trading on the New York Stock Exchange under the trading symbol LUM on December 19, 2003. The initial public offering of 13,110,000 shares, including the exercise of the over-allotment option, was priced at $13.00 per share, for a total of approximately $170.4 million in gross proceeds. The net proceeds from this offering were received in late December and some of the proceeds were invested in new securities by December 31, 2003. Due to the timing of the closing of the initial public offering and the subsequent investment of the net proceeds, the results for the quarter ended December 31, 2003 do not reflect the full impact of this additional capital.

     Mortgage assets held at December 31, 2003 were approximately $2.2 billion and were allocated as follows: 8.6% adjustable-rate mortgages, 88.9% hybrid adjustable-rate mortgages and 2.5% balloon-maturity mortgages. Approximately 63.2% of the assets were invested in agency securities with the remaining 36.8% invested in AAA-rated, securitized, residential whole loan mortgages. As of December 31, 2003, all of the mortgage-backed securities in our portfolio were purchased at a premium and the portfolio had an average amortized cost of 102.2.

     At December 31, 2003, the weighted-average coupon of the mortgage assets was 4.09%. The constant prepayment rate, or CPR, on our mortgage-backed securities was 23% for the quarter ended December 31, 2003. CPR declined over the course of the fourth quarter. CPR is a measure of the rate of prepayment for our mortgage-backed securities, expressed as an annual rate relative to the outstanding principal balance of our mortgage-backed securities.

     At December 31, 2003, the outstanding repurchase agreement balance was $1.7 billion with a weighted-average interest rate of 1.19%. The average maturity of our total liabilities was 255 days.

     For the quarter ended December 31, 2003, the weighted-average yield on average earning assets, net of amortization of premium was 2.81% and the weighted average interest rate on our repurchase agreement liabilities was 1.20% resulting in a net interest margin of 1.61%. Our net interest margin improved during the course of the fourth quarter.

     Luminent’s book value on December 31, 2003 was $282.5 million, or $11.38 per share, based on 24,814,000 shares outstanding on that date. The book value at December 31, 2003 includes the impact of the cash distribution of $0.45 per share for the fourth quarter. Our gross book value per share, excluding the unrealized losses on our balance sheet, was $12.45 on December 31, 2003. We direct investor attention to this book value calculation, which does not include the effects of daily marks to market on our portfolio, because our intention is to hold securities to maturity.

     Leverage, defined as total repurchase agreements divided by total stockholders’ equity, at December 31, 2003 was 6.1.

     For the period from April 26, 2003, Luminent’s inception date, through December 31, 2003, Luminent’s earnings were $2.8 million, or $0.27 diluted earnings per share, based on 10,139,811 weighted-average shares outstanding.

     Luminent Mortgage Capital, Inc., based in San Francisco, California, was formed in April 2003 to invest primarily in U.S. agency and other highly rated, single-family, adjustable-rate, hybrid adjustable-rate and fixed-rate mortgage-backed securities, which it acquires in the secondary market. On December 18, 2003, Luminent priced the initial public offering of its shares of common stock on the New York Stock Exchange. Luminent is externally managed and advised by Seneca Capital Management LLC. Luminent is organized and conducts its operations so as to qualify as a real estate investment trust for federal income tax purposes. Luminent’s website can be found at www.luminentcapital.com.

     Luminent will hold a fourth quarter 2003 earnings conference call on Monday, January 26, 2004 at 10:00 a.m. PST. The number to call is 1-800-299-8538 and the pass code is 55308083. The replay number is 1-888-286-8010 and the pass code is 31620058. The replay will be available through February 27, 2004. The call will be webcast and can be accessed at Luminent’s web site at www.luminentcapital.com or through CCBN’s individual investor center at www.fulldisclosure.com.

     This news release contains forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Luminent’s control. Luminent faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including, without limitation, the possibilities that interest rates may change, that prepayment rates may change, that mortgage-backed securities may not be available for purchase on favorable terms, that borrowings to finance the purchase of assets may not be available on favorable terms, that Luminent may not be able to maintain its qualification as a REIT for federal tax purposes, that Luminent may experience the risks associated with investing in real estate, including changes in business conditions and the general economy, and that Luminent’s hedging strategies may not be effective. The reports that Luminent files with the Securities and Exchange Commission contain a fuller description of these and many other risks to which Luminent is subject. Because of those risks, Luminent’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management’s current expectations and intentions. Luminent assumes no responsibility to issue updates to the forward-looking matters discussed in this news release.

LUMINENT MORTGAGE CAPITAL, INC.

BALANCE SHEET

(in thousands, except share and per share amounts)
(Unaudited)

December 31, 2003

Assets:
Cash and cash equivalents	$7,219
Mortgage-backed securities available for sale, at fair value	351,966
Mortgage-backed securities available for sale, pledged as collateral, at fair value	1,809,822
Interest receivable	7,345
Principal receivable	2,313
Other assets	518

Total assets	$2,179,183

Liabilities:
Repurchase agreements	$1,728,973
Unsettled security purchases	156,127
Cash distribution payable	5,267
Accrued interest expense	3,777
Insurance note payable	92
Accounts payable and accrued expenses	1,363
Management fee payable and other related party liabilities	1,088

Total liabilities	1,896,687
Stockholders’ Equity:
Preferred stock, par value $0.001:
10,000,000 shares authorized; no shares issued and outstanding as of December 31, 2003	—
Common stock, par value $0.001:
100,000,000 shares authorized: 24,814,000 shares issued and outstanding as of December 31, 2003	25
Additional paid-in capital	317,339
Accumulated other comprehensive loss	(26,510)
Accumulated distributions in excess of accumulated earnings	(8,358)

Total stockholders’ equity	282,496

Total liabilities and stockholders’ equity	$2,179,183

LUMINENT MORTGAGE CAPITAL, INC.

STATEMENT OF OPERATIONS

(in thousands, except for share and per share amounts )
(Unaudited)

		For the period
	For the	from April 26,
	quarter ended	2003 through
	December 31,	December 31,
	2003	2003

Revenues:
Net interest income:
Interest income	$11,205	$22,654
Interest expense	4,518	9,009

Net interest income	6,687	13,645
Losses on sales of mortgage-backed securities	—	(7,831)
Expenses:
Management fee expense to related party	418	901
Incentive fee expense to related party	367	980
Salaries and benefits	59	99
Professional services	130	477
Board of directors expense	56	117
Insurance expense	128	291
Custody expense	65	115
Other general and administrative expenses	60	73

Total expenses	1,283	3,053

Net income	$5,404	$2,761

Earnings per share — basic	$0.40	$0.27

Earnings per share — diluted	$0.40	$0.27

Weighted average number of shares outstanding — basic	13,414,000	10,139,280

Weighted average number of shares outstanding — diluted	13,414,260	10,139,811